UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

December 12, 2008

Date of Report (date of earliest event reported)

CUTERA, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-50644	77-0470324
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3240 Bayshore Blvd.

Brisbane, California 94005

(Address of principal executive offices)

(415) 657-5500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 12, 2008, the independent members of the Company’s board of directors unanimously approved Change of Control and Severance Agreements (each, a “Change of Control Agreement”) for Kevin P. Connors, the Company’s President and Chief Executive Officer; Ronald J. Santilli, the Company’s Executive Vice President and Chief Financial Officer; and David A. Gollnick, the Company’s Executive Vice President of Research and Development (each, an “Executive”).

The Change of Control Agreements provide that if an Executive’s employment with the Company is terminated by the Company without Cause or by the Executive for Good Reason within 3 months prior to or within 12 months after a Change of Control (as such terms Cause, Good Reason and Change of Control are defined in the Change of Control Agreement) of the Company, the Executive will receive, subject to signing a release of claims in favor of the Company, (i) a lump sum severance payment equal to 200% of the annual base salary as in effect immediately prior to such termination for Mr. Connors and 100% of the annual base salary as in effect immediately prior to such termination for Messrs. Santilli and Gollnick; and (ii) up to 24 months for Mr. Connors and up to 12 months for Messrs. Santilli and Gollnick of reimbursement for premiums paid for COBRA coverage.

The Change of Control Agreements also provide that if an Executive’s employment with the Company is terminated without Cause or by the Executive for Good Reason within 3 months prior to or within 12 months after a Change of Control (as such terms Cause, Good Reason and Change of Control are defined in the Change of Control Agreement) of the Company, the Executive will receive, subject to signing a release of claims in favor of the Company, (i) a lump sum severance payment equal to 200% of the annual base salary as in effect immediately prior to such termination or, if greater, at the level in effect immediately prior to the Change of Control for Mr. Connors and 100% of the annual base salary as in effect immediately prior to such termination or, if greater, at the level in effect immediately prior to the Change of Control for Messrs. Santilli and Gollnick; (ii) a lump sum severance payment equal to 100% of the Executive’s annual target bonus for the fiscal year in which the termination occurs or, if greater, Executive’s annual target bonus in effect immediately prior to the Change of Control; (iii) automatic vesting in full of all outstanding and unvested equity awards held by the Executive as of the date of the Change of Control; and (iv) up to 24 months for Mr. Connors and up to 12 months for Messrs. Santilli and Gollnick of reimbursement for premiums paid for COBRA coverage.

This description of the Change of Control Agreements is qualified in its entirety by reference to the provisions of the Change of Control Agreements for each of these Executives, which are attached as Exhibits 10.15, 10.16 and 10.17 to this current report on Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

See description of Change of Control Agreements under Item 1.01 above.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.15	Change of Control and Severance Agreement dated December 12, 2008 by and between the registrant and Kevin P. Connors.

10.16	Change of Control and Severance Agreement dated December 12, 2008 by and between the registrant and Ronald J. Santilli.

10.17	Change of Control and Severance Agreement dated December 12, 2008 by and between the registrant and David A. Gollnick.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUTERA, INC.

By:	/s/ Ronald J. Santilli
Ronald J. Santilli
Executive Vice President and Chief Financial Officer

Date: December 18, 2008.